NEW RELEASE

                           WSFS FINANCIAL CORPORATION
                     838 Market Street, Wilmington, DE 19899


For Release:  January 2, 2002                           Contact:  Mark A. Turner
                                                                  (302) 571-7160


           WSFS announces closing of sale of Wilmington Finance, Inc.


         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported that the previously announced sale of its majority-owned subsidiary, Wilmington Finance, Inc., to American General Finance, Inc. closed effective January 1, 2003, as expected.

         WSFS  Financial  Corporation  is  a  $1.7  billion  financial  services company. Its principal subsidiary, Wilmington Savings Fund Society, FSB, currently operates 21 retail banking offices in New Castle County and Dover,
Delaware,  as well as Chester  and  Delaware  Counties  in  Pennsylvania.  Other
operating subsidiaries include WSFS Credit Corporation and WSFS Investment Group, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

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